SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 13, 1997

                             FORT JAMES CORPORATION

             (Exact name of registrant as specified in its charter)

                                    VIRGINIA

                 (State or other jurisdiction of incorporation)



                 1-7911                         54-0848173
          (Commission File Number)   (IRS Employer Identification Number)


                 120 TREDEGAR STREET, RICHMOND, VIRGINIA 23219

          (Address of principal executive offices, including zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (804) 644-5411

                      JAMES RIVER CORPORATION OF VIRGINIA

                 (Former name, if changed since last report.)

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ITEM 2. ACQUISITIONS AND DISPOSITIONS OF ASSETS

        On August 13, 1997, Fort James Corporation ("Fort James" or the "Company") filed a press release announcing the completion of the merger between James River Corporation of Virginia ("James River") and Fort Howard Corporation ("Fort Howard") pursuant to which Fort Howard became a wholly-owned subsidiary of the Company (the "Merger"). The Company issued 104.8 million shares of its common stock for all of the outstanding common stock of Fort Howard Corporation. In connection with the Merger, the Company's corporate name was changed from James River Corporation of Virginia to Fort James Corporation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    A. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Fort Howard Corporation consolidated financial statements as of December 31, 1996, and December 31, 1995, for each of the years in the three-year period ended December 31, 1996, and as of June 30, 1997 and 1996 and for the quarters and six months then ended are filed herewith.

    C. EXHIBITS.

       23.1   Consent of Arthur Andersen LLP

       99.1 Fort Howard Corporation consolidated financial statements as of December 31, 1996, and December 31, 1995, and for each of the years in the three-year period ended December 31, 1996.

       99.2 Fort Howard Corporation condensed consolidated financial statements as of June 30, 1997, and June 30, 1996, and for the quarters and six months then ended.

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                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FORT JAMES CORPORATION

                                         By: /s/  William A. Paterson
                                            -------------------------
                                                  William A. Paterson
                                                  Senior Vice President &
                                                  Controller

Date: August 25, 1997